EXHIBIT 99.5
FORM OF BENEFICIAL OWNER ELECTION FORM
GROWLIFE, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the rights offering (the “Rights Offering”) by GrowLife, Inc., a Delaware corporation (the “Company”), of non-transferable subscription rights (each a “Subscription Right”) to purchase one Unit per share for each share of Common Stock owned as of the Record Date. Each Unit entitles the holder to one share of common stock of the Company, $0.0001 par value (the “Common Stock”) and two ½ Warrants, one ½ warrant which will be exercisable for one share of our Common Stock at an exercise price of $0.018 and one ½ warrant which with an exercise price of $0.024 per share. Each whole Warrant will be exercisable for one share of Common Stock. This will instruct you whether to exercise Subscription Rights to purchase Units held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus. (Check the applicable boxes and provide all required information.)

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Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for Units.

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Please EXERCISE SUBSCRIPTION RIGHTS for Units as set forth below:

	No. of Units		Per Units Subscription Price		Payment
Basic Subscription Right		X	$[______]	=	$[______]
Over Subscription Right		X	$[______]	=	$[______]
		Total Payment Required			$[______]

If you spoke with a broker who solicited such exercise, please indicate the name of the person or entity you spoke with:
______________________________________________
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Payment in the following amount is enclosed $_________ (must match Total Payment Required above)
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Please deduct payment from the following account as follows:

Type of Account:   ______________________
Account Number:  ______________________
Amount to be deducted:     $______________________

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:
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Irrevocably elect to purchase the number of Units indicated above upon the terms and conditions specified in the Prospectus; and
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Agree that if I (we) fail to pay for the Units I (we) have elected to purchase, the exercise will be invalid.

Signature:

Name:

Title

Address:

Telephone:

Date: